As filed with the Securities and Exchange Commission on October 10, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

United States Antimony Corporation
(Exact name of registrant as specified in its charter)

Texas	81-0305822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4438 W. Lovers Lane, Unit 100

 Dallas, TX

(406) 606-4117

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________________________

Gary C. Evans

Chairman & Chief Executive Officer

United States Antimony Corporation

4438 W. Lovers Lane, Unit 100

 Dallas, TX

(406) 606-4117

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dean M. Colucci

Kelly A. Dabek

Alexander C. Pherson

Duane Morris LLP

22 Vanderbilt

335 Madison Avenue, 23rd Floor

New York, NY 10017

(973) 424-2020

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-284057)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is filing this Registration Statement on Form S-3 to register the offer and sale of an additional $4,160,901.20, or the equivalent thereof, of its (a) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”); (b) shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”); (c) the Company’s debt securities (the “Debt Securities”); (d) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (e) rights to purchase common stock, preferred stock or other securities (the “Rights”) and (f) units consisting of two or more securities described above in any combination (the “Units”) (the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, Rights and the Units are collectively referred to herein as the “Securities”). This Registration Statement relates to the registrant’s Registration Statement on Form S-3, as amended (File No. 333-284057) (the “Prior Registration Statement”), initially filed on December 27, 2024, as amended on April 18, 2025 and April 23, 2025 and declared effective by the Securities and Exchange Commission on April 24, 2025. The required opinion and consents are filed herewith. The additional amount of Securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

2

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Duane Morris LLP
23.1	Consent of Independent Registered Public Accounting Firm, Assure CPA, LLC
23.2	Consent of Duane Morris LLP (included in Exhibit 5.1)
107	Filing fee table.

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Dallas, State of Texas, on October 10, 2025.

UNITED STATES ANTIMONY CORPORATION

By:	/s/ Gary C. Evans
Gary C. Evans, Chairman & Chief Executive Officer United States Antimony Corporation

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary C. Evans	Chief Executive Officer and Chairman (PEO)	October 10, 2025
Gary C. Evans

*	Executive Vice President and Director	October 10, 2025
Lloyd Joseph Bardswich

/s/ Richard R. Isaak	Chief Financial Officer (PFO and PAO)	October 10, 2025
Richard R. Isaak

*	Director	October 10, 2025
Blaise Aguirre, M.D.

*	Director	October 10, 2025
Joseph A. Carrabba

*	Director	October 10, 2025
Michael A. McManus

*	Director	October 10, 2025
General John M. Keane, U.S. Army (Ret.)

By:	/s/ Gary C. Evans
Gary C. Evans Attorney-in-fact*

4